EXHIBIT 10.1
                                                                    ------------



                            CEO ENGAGEMENT AGREEMENT


                  THIS CEO ENGAGEMENT AGREEMENT (this "AGREEMENT") is made and entered into as of February 1, 2007, by and between Financial Industries Corporation, a Texas corporation (hereinafter, together with its successors, referred to as the "COMPANY"), on the one hand, and William Prouty (hereinafter referred to as the "EXECUTIVE"), on the other hand.

                              W I T N E S S E T H :

                  WHEREAS, the Company desires to engage the Executive to act as the Chief Executive Officer of the Company, and the Executive desires to accept such engagement; and

                  WHEREAS, the parties hereto desire to set forth in writing the terms and conditions of their understandings and agreements.

                  NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. DEFINITIONS. In addition to the terms set forth throughout this Agreement, the following capitalized terms shall have the respective meanings set forth below:

                  "ACCRUED BENEFITS" means (a) all unpaid salary earned or accrued through the date the Executive's engagement is terminated, (b) reimbursement for any and all unreimbursed reasonable and necessary expenses incurred by the Executive through the date the Executive's engagement is terminated and (c) all other unpaid payments and benefits to which the Executive may be entitled under the terms of any applicable compensation arrangement or benefit plan or program of the Company, in each case through the date the Executive's engagement is terminated; provided, however, that "Accrued Benefits" shall not include any benefits (i) payable under any severance or bonus plan or policy of the Company or (ii) relating to any unvested stock options or other equity-based compensation or awards.

                  "ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "AFFILIATE" shall have the meaning given such term in Rule 12b-2 of the Act.

                  "BOARD" shall mean the board of directors of the Company.

                  "CAUSE" shall mean any of the following: (a) the failure of the Executive to be present for work for five (5) or more consecutive business days (except during vacation and periods of illness as set forth herein), without giving prior written notice to the Board (if it is reasonably practicable to do so) and receiving approval of the Board of such absence (which approval shall not be unreasonably withheld); (b) the Executive's conviction of or plea of nolo contendere to any felony or any crime involving moral turpitude;
(c) the Executive's material breach of this Agreement; (d) the Executive willfully disobeys a lawful and reasonable direction of the Board that is consistent with and reasonably related to his position and responsibilities as chief executive officer, and fails to cure such disobedience within ten (10) days following his receipt of written notice thereof describing in reasonable detail the nature of the alleged disobedience; or (e) the Executive's fraud, willful misconduct, or theft in connection with his engagement with the Company. During any cure period, the Executive will be given an opportunity to appear, with his counsel if he so desires, before the Board to hear and respond to such allegations of Cause.

                  "CHANGE OF CONTROL TRANSACTION" means any transaction or series of transactions that result in (i) the acquisition by any person (or persons who would be deemed a person under Section 13d-3 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of 50% or more of the outstanding shares of the Company's common stock, or (ii) the sale or other transfer or disposition of all or substantially all of the consolidated assets of the Company; in each case, whether structured as a tender or exchange offer, share exchange, merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution, or similar transaction or series of transactions.

                  "COMPENSATION COMMITTEE" shall mean the Compensation Committee of the Board, as it shall be comprised from time to time or, if no such committee is comprised, the Board.

                  "CONFIDENTIAL INFORMATION" shall mean trade secrets, confidential or proprietary information, and all other information, documents or materials, owned, developed or possessed by the Company or any of its Affiliates, or their respective predecessors and successors, whether in tangible or intangible form, that is not generally known to the public. Confidential Information includes, but is not limited to, (a) financial information, (b) product and service plans, costs, prices, profits and sales, (c) business ideas, recommendations and strategies, (d) marketing plans and studies, (e) projections, forecasts and budgets, (f) computer access codes, computer programs and data bases (and the documentation and information contained therein), (g) know-how, technologies, concepts and designs, (h) research and development efforts and projects, (i) records, (j) existing or prospective client, customer, vendor and supplier information (including, but not limited to, contracts, identities, needs, transaction histories, volumes, characteristics, agreements, prices, spending, preferences and habits), (k) training manuals and similar materials, (l) skills, responsibilities, compensation and personnel files of the employees, officers, directors and independent contractors of the Company and its Affiliates and (m) competitive analyses.

                  "ENGAGEMENT PERIOD" shall mean the period during which the Company engages the Executive to act as the Chief Executive Officer of the Company pursuant to this Agreement.



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                  "GOOD REASON" means any of the following: (i) any reduction of the Executive's status, title, position, scope of authority, or responsibilities (including reporting responsibilities), or the assignment by the Company to the Executive of any duties or responsibilities that are materially inconsistent with such status, title, position, authority, or responsibilities; (ii) any material breach of this Agreement by the Company, including without limitation any failure by the Company to provide the Executive with the compensation and benefits called for by this Agreement; (iii) the Company's requiring the Executive to be relocate his office location more than fifty (50) miles from his initial office location in Austin, Texas (excluding reasonable business-related travel); provided, that such relocation shall not constitute "Good Reason" so long as (x) the Company provides a reasonably comparable apartment and car in such new location and (y) such new location is within the continental United States (48 contiguous states and the District of Columbia) and is the Company's then principal executive office; (iv) the consummation of a Change of Control Transaction; or (v) any other action, omission, event, or circumstance that under applicable law constitutes constructive termination by the Company of the Executive's engagement.

                  "INCAPACITY," with respect to the Executive, shall mean that the Executive shall become ill or be injured or otherwise incapacitated such that, in the good faith opinion of the Board, he cannot carry out and perform fully the essential functions of his duties hereunder, and such incapacity shall continue for a period of thirty (30) consecutive days or for any thirty (30) days within a ninety (90) day period.

                  "PERSON" shall mean any individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Act).

                  "UNAUTHORIZED" shall mean: (a) in contravention of the Company's policies or procedures; (b) otherwise inconsistent with the Company's measures to protect its interests in any Confidential Information; (c) in contravention of any lawful instruction or directive, either written or oral, of the Board; or (d) in contravention of any duty existing under law or contract.

         SECTION 2. TERM OF ENGAGEMENT. Unless earlier terminated in accordance with the terms of this Agreement, the Executive's Engagement Period shall commence on February 1, 2007 and shall end at 5:00 p.m. on January 31, 2008.

         SECTION 3. DUTIES. During the Engagement Period, the Executive (a) shall serve as Chief Executive Officer of the Company, (b) shall report directly to the Board, (c) shall have such authority and responsibility to perform such duties consistent with and reasonably related to his position as Chief Executive Officer as may be assigned to him from time to time by the Board and (d) shall devote his commercially reasonable best efforts and time, attention, knowledge and skill to the operation of the business and affairs of the Company. The Executive will devote his full business time (meaning typically being "on-site" Monday morning through Friday afternoon, holidays and vacations excluded) to his responsibilities as Chief Executive Officer of the Company. The Executive expressly acknowledges that, without the prior written approval the Board, he


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shall not serve as an employee of or consultant to, or become engaged in any business activity of, any Person other than the Company, DLB Capital Fund FNIN, LLC, or their affiliates (including investment funds managed by affiliates) during the Engagement Period.

                  The Company and its subsidiaries will give the Executive at least as much prior notice of the time, place, and subject matter of each regularly scheduled or special meeting of any board of directors (or committee thereof) of any of the Company or any of its subsidiaries, or any proposed action by written consent of any board of directors (or committee thereof) of any of the Company or any of its subsidiaries, as is given to any other director or committee member; such notices in all cases to include true and complete copies of all documents and other materials furnished by or on behalf of any of the Company or any of its subsidiaries to any director (or committee member) in connection with such meeting or consent. The Executive will be entitled to physically attend any such meeting, or if a meeting is held by means of an audio- or video-conference, to participate in the meeting by such means.

         SECTION 4. COMPENSATION. During the Engagement Period, the Executive shall be compensated as follows:

         (a) Salary. The Executive shall receive, at such intervals as are consistent with the Company's customary payroll policies as may be in effect from time to time, an annual salary (prorated for any partial year) equal to $400,000 (the "SALARY").

         (b) Stock Options. Concurrently with the execution of this Agreement, the Company and the Executive shall execute the stock option agreement attached hereto as Exhibit A (the "STOCK OPTION AGREEMENT"), pursuant to which the Executive shall be granted an option to 150,000 shares of common stock of the Company pursuant to the terms and conditions set forth in such Stock Option Agreement.

         (c) Apartment and Car. The Executive shall be provided with an apartment and car in Austin, Texas, in each case selected by the Company.

         (d) Expenses. The Executive shall be reimbursed, at such intervals and in accordance with such Company policies as may be in effect from time to time, for any and all reasonable and necessary business expenses incurred by him for the benefit of the Company.

         (e) Change of Control Payment. If (i) there occurs a Change of Control Transaction that either (A) is approved by the Board (other than a transaction described in clause (B) below) or (B) pursuant to which, the Company and/or the Company's shareholders receive consideration equivalent to at least $7.50 per share of the Company's common stock outstanding at the time of such transaction (after taking into account the Change of Control payment provided for in this clause
         (e); such $7.50 per share to be proportionately adjusted to reflect any


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         stock dividend, stock split, reverse stock split, or other subdivision or combination of the outstanding shares of the Company's common stock); and (ii) such Change of Control Transaction is consummated on or before October 31, 2008, then the Company will pay the Executive $600,000 cash concurrently with the consummation of such Change of Control Transaction; provided, however, that the Company shall not be obligated to make such $600,000 payment if a written letter of intent or binding transaction agreement with respect to the Change of Control Transaction was executed by the Company and the other party to such transaction on or before February 15, 2007. For the avoidance of doubt, the sale by Investors Life Insurance Company of North America ("INVESTORS LIFE") of shares of the Company held by Investors Life shall not trigger any anti-dilution or other adjustment to the number of shares of the Company for purposes of this Agreement.

         (f) Stock Grant. The Company will issue and deliver to the Executive 27,397 shares of Common Stock (such number of shares to be proportionately adjusted to reflect any stock dividend, stock split, reverse stock split, or other subdivision or combination of the outstanding shares of the Company's common stock, the "MILESTONE SHARES") upon the occurrence of the following event (the "MILESTONE EVENT"): the Company's being current in all material respects in its financial reporting obligations under the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, on or before May 15, 2007. For the avoidance of doubt, the sale by Investors Life Insurance Company of North America ("INVESTORS LIFE") of shares of the Company held by Investors Life shall not trigger any anti-dilution or other adjustment to the number of shares of the Company for purposes of this Agreement.

                  (1) In addition, if as of the consummation of a Change of Control Transaction, the Company has not previously issued the Milestone Shares to the Executive, then immediately before the consummation of the Change of Control Transaction the Company will issue the Milestone Shares to the Executive (regardless of whether the Milestone Event has yet occurred, except that if the Milestone Event has not occurred by May 15, 2007, and the Change of Control Transaction is consummated after that date, the Milestone Shares shall not be required to be issued).

                  (2) The Company shall use its commercially reasonable efforts to register the Milestone Shares and the shares of common stock to be issued pursuant to the Stock Option Agreement pursuant to a Form S-3 or S-8, to the extent applicable, and subject to the Company's eligibility to register shares on such form.

         SECTION 5. TERMINATION OF ENGAGEMENT. The Company and the Executive shall have the right to terminate the engagement of the Executive as set forth in this Section 5.

                  (a) Incapacity of the Executive. If the Executive shall have an Incapacity, the Board may, by giving the Executive written notice, terminate the Executive's engagement under this Agreement. A


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         termination of the Executive's engagement under this Section 5(a) shall be effective as of the date provided in such notice. In the event of termination under this Section 5(a), the Executive shall be entitled to his Accrued Benefits as of the date of termination and no other payments or benefits except pursuant to Section 10 of this Agreement and Section 7(a) of the Stock Option Agreement.

                  (b) Death of the Executive. The engagement of the Executive shall automatically terminate upon the death of the Executive. Upon such termination, the Executive's estate or, if applicable, his heirs shall be entitled only to the Accrued Benefits of the Executive as of the date of termination and thereafter no other payments or benefits shall be owed by the Company to the Executive except pursuant to Section 10 of this Agreement and Section 7(a) of the Stock Option Agreement.

                  (c) Termination by the Company for Cause. The Board may immediately terminate the Executive's engagement for Cause by giving the Executive written or oral notice of such termination. Upon termination for Cause, the Executive shall receive only the Accrued Benefits as of the date of termination and thereafter no other payments or benefits shall be owed by the Company to the Executive.

                  (d) Termination by the Company without Cause. The Board may terminate the Executive's engagement under this Agreement immediately without any Cause (a "WITHOUT CAUSE TERMINATION") or notice whatsoever (the date of such termination, the "WITHOUT CAUSE TERMINATION DATE"). Upon a Without Cause Termination, so long as the Executive is not in violation of any of the provisions of Section 6 of this Agreement, (i) the Company shall pay the Executive, in equal installments as set forth in Section 4(a), the applicable pro rata portion of the Executive's Salary until the earlier of (A) January 31, 2008 or (B) Change of Control Transaction if the Executive has or will receive the change of control payment pursuant to Section 4(e) (such earlier date, the "SEVERANCE PAYMENT PERIOD") and (ii) if the Without Cause Termination Date is prior to May 15, 2007, the Company shall issue the Milestone Shares if not previously issued. For purposes of clarification, if the Executive is not entitled to receive the change of control payment pursuant to Section 4(e), then clause (i)(B) of the previous sentence shall not be applicable.

                  (e) Termination by the Executive. The Executive may terminate his engagement with the Company, for Good Reason or without Good Reason, at any time upon thirty (30) days prior written notice. In the event of termination under this Section 5(e) without Good Reason, the Executive shall be entitled to his Accrued Benefits as of the date of termination and no other further payments or benefits except pursuant to Section 10 of this Agreement and Section 7(a) of the Stock Option Agreement. In the event of termination under this Section 5(e) for Good Reason, the Executive shall be entitled to all such payments


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         and benefits as he would have been entitled to had such termination been by the Company without Cause pursuant to Section 5(d).

                  (f) Change of Control Payment. Notwithstanding anything herein to the contrary, the Executive will remain entitled to receive a payment under Section 4(e) as long as (i) the Executive's engagement was not terminated for Cause under Section 5(c) hereof and (ii) the Executive, unless terminated without Cause pursuant to Section 5(d) or for Good Reason pursuant to Section 5(e) prior thereto, remained engaged by the Company pursuant to this Agreement through at least January 31, 2008.

                  (g) Conditions to Payments Upon Termination. Any payments under this Section 5, other than the payment of Accrued Benefits, are conditioned upon (i) the Executive's execution and delivery of a Release Agreement, in substantially the form attached hereto as Exhibit B, which release is effective and non-revocable and (ii) the resignation by the Executive from all positions held in the Company, including any positions as a director or officer.

         SECTION 6. NON-SOLICITATION, CONFIDENTIALITY, DISCOVERIES AND WORKS.

                  (a) Non-Solicitation. During the Engagement Period and for a period of twelve (12) months following the termination of such engagement, the Executive agrees that the Executive will not, either on the Executive's own behalf or on behalf of any other Person (other than for the benefit of the Company), directly or indirectly, solicit or encourage any person who is then an employee or contractor of the Company or who was an employee or contractor of the Company within the last six (6) months of the Executive's engagement with the Company, to leave the Company, cease working for or providing services to the Company or discontinue doing business with the Company. "Help wanted" and similar general solicitations not targeted at the Company's employees shall not be deemed to violate the foregoing prohibition.

                  (b)      Confidentiality.

                           (i) During the Engagement Period and for all time
                  following the termination, for any reason, of such engagement, the Executive shall hold all Confidential Information in a fiduciary capacity and agrees not to take any action which would constitute or facilitate the Unauthorized use or disclosure of Confidential Information.

                           (ii) As of the date of termination, for any reason,
                  of the Executive's engagement with the Company, the Executive agrees to deliver to the Company all property and materials within the Executive's possession or control which belong to the Company or which contain Confidential Information.

                           (iii) In the event that the Executive is requested by
                  any governmental or judicial authority to disclose any Confidential Information, the Executive shall (to the extent


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                  that it is lawful and practicable to do so) give the Company prompt notice of such request (including, by giving the Company a copy of such request if it is in writing), such that the Company may seek a protective order or other appropriate relief, and in any such proceeding the Executive shall disclose only so much of the Confidential Information as is required to be disclosed.

         (c) Discoveries and Works. All discoveries and works made or conceived by the Executive during and in the course of his engagement by the Company, jointly or with others, that relate to the Company's activities shall be owned by the Company. The terms "discoveries and works" include, by way of example, products, inventions, computer programs (including documentation of such programs), technical improvements, processes, drawings, and works of authorship, including all educational and sales materials or other publications which relate to Company's current business. The Executive shall promptly notify and make full disclosure to, and execute and deliver any documents requested by, the Company to evidence or better assure title to such discoveries and works by the Company, assist the Company in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection and other protection of any and all such discoveries and works, and promptly execute, whether during his engagement or thereafter, all applications or other endorsements necessary or appropriate to maintain trademarks, patents and other rights for the Company and to protect its title thereto.

         (d) Representations, Warranties and Acknowledgements. The Executive acknowledges that: (i) but for the agreements contained in this Section 6, the Company would not enter into this Agreement; (ii) the Company considers Confidential Information to be commercially and competitively valuable to the Company and critical to its success;
         (iii) Unauthorized use or disclosure of Confidential Information could cause irreparable harm to the Company; and (iv) by this Agreement, the Company is taking reasonable steps to protect its legitimate interests in its Confidential Information.

         (e) Remedies. In the event of breach or threatened breach by the Executive of any provision of this Section 6, the Company shall be entitled to seek (i) temporary, preliminary and permanent injunctive relief, in each case without the posting of any bond or other security,
         (ii) damages and an equitable accounting of all earnings, profits and other benefits arising from such breach, or threatened breach and (iii) any other legal and equitable relief to which it may be entitled, including any and all monetary damages which the Company may incur as a result of said breach or threatened breach. The Company shall be entitled to seek temporary and preliminary injunctive relief from a court of competent jurisdiction. The Company may pursue any remedy available, including declaratory relief, concurrently or consecutively, in any order, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy.



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         SECTION 7. ATTORNEY'S FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         SECTION 8. SEVERABILITY AND LIMITATION. All agreements and covenants contained herein are severable and, in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein. Should any court or other legally constituted authority determine that for any such agreement or covenant to be effective that it must be modified to limit its duration or scope, the parties hereto shall consider such agreement or covenant to be amended or modified with respect to duration and scope so as to comply with the orders of any such court or other legally constituted authority or to be enforceable under the laws of the State of Texas, and all other portions of such agreement or covenants shall remain in full force and effect as originally written.

         SECTION 9. MANDATORY ARBITRATION. All claims, disputes, controversies, differences or misunderstandings between the parties arising out of, or by virtue of this Agreement or the interpretation of this Agreement which cannot be settled or resolved by the parties hereto shall be settled or determined by binding arbitration under the then-current rules of the American Arbitration Association. The exclusive jurisdiction for any such arbitration shall be Travis County, Texas, and each party consents to personal jurisdiction in Travis County, Texas. The arbitrator will apportion attorneys' fees and costs in his or her judgment. Either party may, however, seek injunctive relief in any court of competent jurisdiction, pending arbitration. Judgment based on the arbitrator's award may be entered in any court of competent jurisdiction.

         SECTION 10. EXCULPATION AND INDEMNIFICATION. Subject to applicable law, the Executive shall be entitled to such exculpation and indemnification under the terms of the Company's Articles of Incorporation and bylaws and such other liability insurance as the Company may purchase for its officers and directors from time to time.

         SECTION 11. ASSIGNMENT; SUCCESSORS. The Company may assign its rights under this Agreement to any successor to all or substantially all the assets of the Company, by merger or otherwise. The rights of the Executive under this Agreement, except as provided in the last sentence of this Section 11, may not be assigned or encumbered by the Executive, voluntarily or involuntarily, during his lifetime, and any such purported assignment shall be void ab initio. However, all rights of the Executive under this Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. Notwithstanding anything to the contrary, the Executive may assign any or all of his rights to compensation hereunder to which the Executive is entitled to DLB Capital Fund FNIN, LLC, a Delaware limited liability company (the "FUND"), subject to the Executive's performance of his obligations hereunder.

         SECTION 12. THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person other than the


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parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

         SECTION 13. AMENDMENT. Except as otherwise provided in Section 8, this Agreement may not be amended or modified at any time except by a written agreement approved and executed by the Company and the Executive. Any attempted amendment or modification without such approval and execution shall be null and void ab initio and of no effect.

         SECTION 14. WITHHOLDING. The Company shall be entitled to withhold from any amounts to be paid to the Executive or the Fund hereunder any federal, state, local, or foreign withholding or other taxes or charges that it is from time to time required to withhold.

         SECTION 15. GOVERNING LAW. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law of Texas or any other jurisdiction. Subject to Section 9, the exclusive jurisdiction for any litigation arising under or in connection with this Agreement shall be Travis County, Texas (provided, that this limitation shall not apply if and to the extent that the courts in Travis County, Texas, do not have or do not accept jurisdiction over such litigation), and each party consents to personal jurisdiction in Travis County, Texas.

         SECTION 16. NOTICE. Notices given pursuant to this Agreement shall be in writing and will be effective (a) upon delivery, if delivered personally, (b) three days after depositing in the United Stated mail, if mailed by registered or certified mail, return receipt requested, postage prepaid, (c) the next business day, if sent via a reputable, established courier service that guarantees next business day delivery or (d) upon transmission of the telecopy in complete, readable form, if sent via telecopier followed within 24 hours by confirmation, addressed as set forth below.

         If to the Company:

                  Financial Industries Corporation
                  6500 River Place Boulevard
                  Building I
                  Austin, Texas 78730
                  Attention:  General Counsel
                  Facsimile No.: (512) 404-5051

         If to the Executive:

                  At the address for the Executive set forth on his signature page hereto; or to such other address as the party to be notified shall have given to the other in accordance with the notice provisions set forth herein.



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         SECTION 17. NO WAIVER. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any of the terms of provisions of this Agreement except by written instrument of the party charged with such waiver or estoppel. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at any time.

         SECTION 18. HEADINGS. The headings contained herein are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

         SECTION 19. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing between the parties hereto with respect to the engagement of the Executive by the Company. This Agreement constitutes the entire agreement and understanding by and between the Executive and the Company with respect to the engagement of the Executive by the Company. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by either party which is not set forth expressly in this Agreement.

         SECTION 20. EXECUTIVE REPRESENTATIONS. The Executive hereby represents and warrants to the Company that (a) the Executive has negotiated and entered into this Agreement with the full advice and representation of legal counsel specifically retained for such purpose, (b) the Executive's execution and delivery of this Agreement and his performance of his duties and obligations hereunder will not conflict with, or cause a default under, or give any party a right to damages under, or to terminate, any other agreement to which the Executive is a party or by which he is bound and (c) there are no agreements or understandings that would make unlawful the Executive's execution or delivery of this Agreement or his engagement hereunder.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]




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                  IN WITNESS WHEREOF, the parties have executed this Agreement in one or more counterparts, each of which shall be deemed one and the same instrument, as of the day and year first written above.



                                            FINANCIAL INDUSTRIES CORPORATION


                                            By:  /s/  Keith Long
                                                --------------------------------
                                            Name:  Keith Long
                                            Title: Chairman


                                            EXECUTIVE:

                                                /s/  William Prouty
                                            ------------------------------------
                                            William Prouty

                                            Address for Notice:

                                            William Prouty
                                            c/o DLB Capital
                                            187 Danbury Road
                                            Wilton, Connecticut 06897
                                            Facsimile No.: (203) 761-6776






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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT


                                See Exhibit 10.2





















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                                    EXHIBIT B
                                    ---------

               FORM OF RELEASE AGREEMENT OMITTED][GRAPHIC OMITTED]

         This Release Agreement (this "RELEASE") is entered into as of [__________], 200[__], by and between [_____________________] (the "EXECUTIVE"), and Financial Industries Corporation, a Texas corporation, and its successors and assigns (the "COMPANY"). The Executive and the Company are sometimes collectively referred to as the "PARTIES."

1. The Executive's engagement with the Company is terminated effective [__________], 200[__] (the "TERMINATION DATE"). The Parties have agreed to avoid and resolve any alleged existing or potential disagreements between them arising out of or connected with the Executive's engagement with the Company including the termination thereof. The Company expressly disclaims any wrongdoing or any liability to the Executive.

2. The Company agrees to provide the Executive the severance benefits provided for in his/her CEO Engagement Agreement with the Company, dated as of ___________, 2007 (the "ENGAGEMENT AGREEMENT"), after he/she executes this Release [FOR 40+ INSERT "AND DOES NOT REVOKE IT AS PERMITTED IN SECTION 7 BELOW, THE DATE OF THE EXPIRATION OF SUCH REVOCATION PERIOD BEING THE "EFFECTIVE DATE")"].

3. The Executive represents that he/she has not filed, and will not file, any complaints, lawsuits, administrative complaints or charges relating to the Executive's engagement with the Company and/or the termination thereof [; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS SECTION 3 SHALL PROHIBIT THE EXECUTIVE FROM BRINGING A CLAIM TO CHALLENGE THE VALIDITY OF THE ADEA RELEASE IN SECTION 7 HEREIN]. The Executive hereby releases the Company, its subsidiaries, affiliates, and their respective past or present shareholders, directors, officers, employees, consultants, independent contractors, trustees, administrators, insurers, agents, attorneys, representatives and fiduciaries, including without limitation all persons acting by, through, under or in concert with any of them (collectively, the "RELEASED PARTIES"), from any and all claims, charges, complaints, causes of action or demands of whatever kind or nature that the Executive now has or has ever had against the Released Parties, whether known or unknown, to the extent arising from or relating to the Executive's engagement with or discharge from the Company, including but not limited to: wrongful or tortious termination; constructive discharge; implied or express employment contracts and/or estoppel; discrimination and/or retaliation under any federal, state or local statute or regulation, specifically including any claims the Executive may have under the Fair Labor Standards Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964 as amended, and the Family and Medical Leave Act; the discrimination or other employment laws of the State of Texas; any claims brought under any federal or state statute or regulation for non-payment of wages or other compensation, including grants of stock options or any other


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                                  EXHIBIT B TO
                              EMPLOYMENT AGREEMENT
         equity compensation (other than pursuant to the Stock Option Agreement referred to in the Engagement Agreement); and libel, slander, or breach of contract other than the breach of this Release or breach of such Stock Option Agreement. This Release specifically excludes claims, charges, complaints, causes of action or demand that post-date the Termination Date [OR THE EFFECTIVE DATE, WHICHEVER IS LATER].

         Notwithstanding the foregoing, this Release does not release or otherwise affect the Executive's rights in respect of any of the following: (i) rights to Accrued Benefits (as defined in the Engagement Agreement); (ii) rights to be indemnified, contributed to, and/or held harmless respect of any liability incurred by the Executive by reason of or in connection with his employment with the Company and/or having been an officer or director thereof, including without limitation such rights under the Company's bylaws and other governing documents and under the Engagement Agreement, respectively; (iii) any rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. and any similar rights under applicable state laws; and (iv) rights under the Stock Option Agreement (as defined in the Engagement Agreement).

4. The Executive agrees to keep the fact that this Release exists and the terms of this Release in strict confidence except to his/her immediate family and his/her financial and legal advisors on a need-to-know basis.

5. The Executive warrants that no promise or inducement has been offered for this Release other than as set forth herein and that this Release is executed without reliance upon any other promises or representations, oral or written. Any modification of this Release must be made in writing and be signed by the Executive and the Company.

6. If any provision of this Release or compliance by the Executive or the Company with any provision of the Release constitutes a violation of any law, or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, will be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, such provision, to the extent that it is in violation of law, unenforceable or void, will be deemed severable from the remaining provisions of this Release, which provisions will remain binding on both the Executive and the Company. This Release is governed by, and construed and interpreted in accordance with the laws of the State of Texas, without regard to principles of conflicts of law. The exclusive jurisdiction for any litigation arising under or in connection with this Agreement shall be Travis County, Texas (provided, that this limitation shall not apply if and to the extent that the courts in Travis County, Texas, do not have or do not accept jurisdiction over such litigation), and each party consents to personal jurisdiction in Travis County, Texas. This Release represents the




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                                  EXHIBIT B TO
                              EMPLOYMENT AGREEMENT
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         entire understanding of the Parties with respect to subject matter herein, no oral representations have been made or relied upon by the Parties.

                           [FOR EXECUTIVES OVER 40 ONLY - 7. IN FURTHER
         RECOGNITION OF THE ABOVE, THE EXECUTIVE HEREBY RELEASES AND DISCHARGES THE RELEASED PARTIES FROM ANY AND ALL CLAIMS, ACTIONS AND CAUSES OF ACTION THAT HE/SHE MAY HAVE AGAINST THE RELEASED PARTIES, AS OF THE DATE OF THE EXECUTION OF THIS RELEASE, ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED (THE "ADEA"), AND THE APPLICABLE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE EXECUTIVE ACKNOWLEDGES AND UNDERSTANDS THAT ADEA IS A FEDERAL STATUTE THAT PROHIBITS DISCRIMINATION ON THE BASIS OF AGE IN EMPLOYMENT, BENEFITS AND BENEFIT PLANS. THE EXECUTIVE SPECIFICALLY AGREES AND ACKNOWLEDGES THAT: (A) THE RELEASE IN THIS SECTION 7 WAS GRANTED IN EXCHANGE FOR THE RECEIPT OF CONSIDERATION THAT EXCEEDS THE AMOUNT TO WHICH HE/SHE WOULD OTHERWISE BE ENTITLED TO RECEIVE UPON TERMINATION OF HIS/HER EMPLOYMENT; (B) HIS/HER WAIVER OF RIGHTS UNDER THIS RELEASE IS KNOWING AND VOLUNTARY AS REQUIRED UNDER THE OLDER WORKERS BENEFIT PROTECTION ACT; (B) THAT HE/SHE HAS READ AND UNDERSTANDS THE TERMS OF THIS RELEASE; (C) HE/SHE HAS HEREBY BEEN ADVISED IN WRITING BY THE COMPANY TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE;
         (D) THE COMPANY HAS GIVEN HIM/HER A PERIOD OF UP TO TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS RELEASE, WHICH PERIOD SHALL BE WAIVED BY THE EXECUTIVE'S VOLUNTARY EXECUTION PRIOR TO THE EXPIRATION OF THE TWENTY-ONE DAY PERIOD; AND (E) FOLLOWING HIS/HER EXECUTION OF THIS RELEASE HE/SHE HAS SEVEN (7) DAYS IN WHICH TO REVOKE HIS/HER RELEASE AS SET FORTH IN THIS SECTION 7 ONLY AND THAT, IF HE/SHE CHOOSES NOT TO SO REVOKE, THE RELEASE IN THIS SECTION 7 SHALL THEN BECOME EFFECTIVE AND ENFORCEABLE AND THE PAYMENT LISTED ABOVE SHALL THEN BE MADE TO HIS/HER IN ACCORDANCE WITH THE TERMS OF THIS RELEASE. TO CANCEL THIS RELEASE, THE EXECUTIVE UNDERSTANDS THAT HE/SHE MUST GIVE A WRITTEN REVOCATION TO THE GENERAL COUNSEL OF THE COMPANY AT 6500 RIVER PLACE BOULEVARD, BUILDING I, AUSTIN, TEXAS 78730, EITHER BY HAND DELIVERY OR CERTIFIED MAIL WITHIN THE SEVEN-DAY PERIOD. IF HE/SHE RESCINDS THIS RELEASE, IT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE AND HE/SHE WILL NOT BE ENTITLED TO ANY BENEFITS FROM THE COMPANY.]

7. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE/SHE HAS CAREFULLY READ AND VOLUNTARILY SIGNED THIS RELEASE, THAT HE/SHE HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF HIS/HER CHOICE, AND THAT HE/SHE SIGNS THIS RELEASE WITH THE INTENT OF RELEASING THE CLAIMS COVERED HEREBY.




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                                  EXHIBIT B TO
                              EMPLOYMENT AGREEMENT